CONFIDENTIAL

AMENDMENT TO THE OPTION AGREEMENT

THIS AMENDMENT IS MADE TO THE OPTION AGREEMENT concerning UM 5070, with an effective date of July 1, 2014 (hereinafter called the "Effective Date"), by and between THE UNIVERSITY OF MISSISSIPPI, NATIONAL CENTER FOR NATURAL PRODUCTS RESEARCH, with a principal address at University, Mississippi 38677 (hereinafter called "UM"), and NEMUS, a California corporation with a principal address at 16440 Bake Parkway, Suite 150, Irvine, CA 92618 (hereinafter called "NEMUS).   The Effective Date of this Amendment is August 15, 2014.

The Parties hereby agree to the following changes to the Option Agreement:

UM hereby waives the *** per month option fee and extends the term of the Option Period beyond October 15, 2014 to provide UM more time to assemble additional technical information ("Additional Information") on UM 5070 in order for NEMUS to conduct due diligence. The Parties will execute a second amendment to the Option Agreement that will detail among other things a new expiration date for the Option Agreement at the time that UM provides NEMUS with the Additional Information.

IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be duly executed by its legally authorized agent on the day and year indicated below.

THE UNIVERSITY OF MISSISSIPPI

By:	/s/ WALTER G. CHAMBLISS	8/15/14
Name:	Walter G. Chambliss, Ph.D	Date
Title:	Director of Technology Management
Office of Research and Sponsored Programs

Acknowledged:

By:	/s/ MAHMOUD A. ELSOHLY	8/15/14
Name:	Mahmoud A. ElSohly, Ph.D.	Date
Title:	Research Professor, National Center for Natural Products Research

NEMUS, a California Corporation

By:	/s/ REG A. LAPHAM	8/14/14
Name:	Reg A. Lapham	Date
Title:	CEO

*** Certain confidential information contained in this document, marked with three asterisks (***), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.